UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2025

Rigel Resource Acquisition Corp

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-41022	98-1594226
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Bryant Park 1045 Avenue of the Americas, Floor 25 New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

(646) 453-2672

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered:
None	None	None

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of a Material Definitive Agreement.

As previously reported on March 11, 2024, Rigel Resource Acquisition Corp (“Rigel” or the “Company”), a Cayman Islands exempted company, entered into an Business Combination Agreement (the “BCA”), by and among Rigel, Blyvoor Gold Resources Proprietary Limited, a South African private limited liability company, Blyvoor Gold Operations Proprietary Limited, a South African private limited liability company, Aurous Resources, a Cayman Islands exempted company (f/k/a RRAC NewCo), and RRAC Merger Sub, a Cayman Islands exempted company.

On November 7, 2025, the parties to the BCA entered into a mutual termination agreement pursuant to which the BCA was terminated by the mutual consent. There are no early termination penalties incurred by Rigel in connection with the termination of the BCA.

Item 8.01.	Other Events.

On November 7, 2025, the Company announced that it has determined it will not complete its initial business combination prior to the November 9, 2025 deadline under the Company’s Amended and Restated Memorandum and Articles of Association (as amended, the “Charter”) and as a result, the Company intends to dissolve and liquidate in accordance with the provisions of the Charter.

The Company, as promptly as possible and in accordance with the Charter, will redeem (the “Redemption”) all of the Company’s issued and outstanding Class A ordinary shares, par value $0.0001 per share, included as part of the units sold in the Company’s initial public offering (the “Public Shares”). In the Redemption, funds held in the Company’s trust account, less up to $100,000 of interest to pay dissolution expenses, will be distributed to each holder of Public Shares on a pro rata basis (such amount, the “Redemption Amount”). There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless upon the liquidation of the Company. On the date of the Redemption, the Public Shares will be deemed cancelled and will represent only the right to receive the Redemption Amount.

The Company expects to file a Form 15 with the Securities and Exchange Commission (the “Commission”) to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

Beneficial owners of the Public Shares held in “street name” will not need to take any action in order to receive their pro rata portion of the Redemption Amount. Holders of registered Public Shares will need to present their respective shares to the Company’s transfer agent, Continental Stock Transfer & Trust Company, to receive their pro rata portion of the Redemption Amount.

Forward-Looking Statements

This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this report are forward-looking statements. When used in this report, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to the Company or its management team, identify forward-looking statements. Such forward-looking statements, which include, but are not limited to, statements regarding the per-share redemption price and the expecting timing of the Company’s redemption of its Public Shares and the Company’s liquidation and dissolution, are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Commission. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Commission on March 21, 2025, and as may be further amended and/or supplemented in subsequent filings with the Commission. Copies of such filings are available on the Commission’s website at www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this report, except as required by law.

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Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits.

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGEL RESOURCE ACQUISITION CORP

Date: November 7, 2025	By:	/s/ Jonathan Lamb
	Name:	Jonathan Lamb
	Title:	Chief Executive Officer

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